Exhibit 3.10

OPERATING AGREEMENT

OF

RCSH OPERATIONS, LLC

The undersigned, being all of the members (the “Members”) of RCSH Operations, LLC, a Louisiana limited liability company (the “Company”), hereby evidence their adoption and ratification of this Operating Agreement of the Company, executed on the 31 day of December 2000.

ARTICLE I.

OFFICES

1.1 Principal Office. The principal office of the Company in the State of Louisiana shall be located at 3321 Hessmer Avenue, Metairie, Louisiana 70002. The Company may have such other offices, either within or without the state of Louisiana as the Members may designate or as the business of the Company may from time to time require.

1.2 Registered Office. The registered office of the Company, required by the Louisiana Limited Liability Company Law to be maintained in the State of Louisiana, may, but need not, be identical with the principal office in the State of Louisiana. The address of the initial registered office of the Company is 8550 United Plaza Boulevard, Baton Rouge Louisiana 70809 the initial registered agent at such address is CT Corporation System. The registered office and the registered agent may be changed from time to time by action of the Members and by filing the prescribed form with the Louisiana Secretary of State.

ARTICLE II.

MANAGEMENT

The business of the Company shall be vested in a manager, who shall be Ruth’s Chris Steak House, Inc., until otherwise designated by resolution of the members. The initial capital contributions to the Company are as shown on Exhibit “A” attached hereto and made part hereof.

ARTICLE III.

MEETINGS

3.1 Regular Meetings. The Members may by resolution prescribe the time and place for the holding of regular meetings and may provide that the adoption of such resolution shall constitute notice of such regular meetings. If the Members do not prescribe the time and place for the holding of regular meetings, such regular meetings shall be held at the time and place specified in the notice of each such regular meeting.

3.2 Special Meetings. Special meetings of the Members, for any purpose or purposes, may be called by any Member.

* 1 *

3.3 Notice of Meeting. Written or telephonic notice stating the place, day and hour of the meeting and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than three (3) days before the date of the meeting, either personally or by mail, to each Member of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at his address as it appears on the books of the Company, with postage thereon prepaid. When all the Members of the Company are present at any meeting, or if those not present sign in writing a waiver of notice of such meeting, or subsequently ratify all the proceedings thereof, the transactions of such meeting are as valid as if a meeting were formally called and notice had been given.

3.4 Quorum. At any meeting of the Members, a majority of the equity interests, as determined from the capital contribution of each Member as reflected by the books of the Company, represented in person or by proxy, shall constitute a quorum at a meeting of Members. If less than said majority of the equity interests are represented at a meeting, a majority of the interests so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

3.5 Proxies. At all meetings of Members, a Member may vote by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. No proxy shall be valid after three months from date of execution, unless otherwise provided in the proxy.

3.6 Manner of Acting.

3.6.1 Formal action by Members. At any meeting at which a quorum is present, the vote of a majority of the equity ownership of the Company present at such meeting shall constitute the act of the Members, except in such specific instances where unanimous consent of the Members is expressly required pursuant to this Operating Agreement.

3.6.2 Procedure. A record shall be maintained of the meetings of the Members. The Members may adopt their own rules of procedure which shall not be inconsistent with this Operating Agreement.

3.6.3 Presumption of Assent. A Member of the Company who is present at a meeting of the Members at which action on any matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the secretary of the meeting immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Member who voted in favor of such action.

3.6.4 Informal Action of Members. Unless otherwise provided by law, any action required to be taken at a meeting of the Members, or any other action which may be taken at a

* 2 *

meeting of the Members, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the Members entitled to vote with respect to the subject matter thereof.

3.7 Telephonic Meeting. Members of the Company may participate in any meeting of the Members by means of conference telephone or similar communication. If all persons participating in such meeting can hear one another for the entire discussion of the matter(s) to be voted upon. Participating in a meeting pursuant to this provision shall constitute presence in person at such meeting.

ARTICLE IV.

FISCAL MATTERS

4.1 Fiscal Year. The fiscal year of the Company shall be the same as RCSH Operations, Inc, unless otherwise determined by resolution of the Members.

4.2 Deposits. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Members may select.

4.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company shall be signed by the Manager.

4.4 Loans. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Members. Such authority may be general or confined to specific instances.

4.5 Contracts. The Members may authorize any Member or agent of the Company to enter into any contract or execute any Instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

ARTICLE V.

TRANSFER OR ASSIGNMENT OF MEMBERSHIP INTEREST

A Member’s interest and rights in the Company may be transferred or assigned only with the unanimous consent of all of the Members.

ARTICLE VI.

BOOKS AND RECORDS

6.1 Books and Records. The books and records of the Company shall be kept at the principal office of the Company or at such other places, within or without the state of Louisiana, as the Members shall from time to time determine.

* 3 *

6.2 Right of Inspection. Any Member of record shall have the right to examine, at any reasonable time or times for all purpose, the books and records of account, minutes and records of the Company and to make copies thereof. Such inspection may be made by any agent or attorney of the Member. Upon the written request of any Member of the Company, it shall mail to such Member its most recent financial statements, showing in reasonable detail its assets and liabilities and the results of its operations.

ARTICLE VII.

DISTRIBUTION OF PROFITS

Upon the unanimous declaration of the Members, the Company may distribute, accumulated profits agreed not necessary for the cash needs of the Company’s business, such distributions to be allocated to the Members on a pro rata basis in accordance with the Members’ respective equity interests in the Company, unless otherwise unanimously agreed.

ARTICLE VIII.

MISCELLANEOUS

8.1 Notice. Any notice required or permitted to be given pursuant to the provisions of the Louisiana Limited Liability Company Law, the Articles of Organization of the Company or this Operating Agreement shall be effective as of the date personally delivered, or if sent by mail, on the date deposited with the United States Postal Service, prepaid and addressed to the intended receiver at his last known address as shown in the records of the Company.

8.2 Waiver of Notice. Whenever any notice is required to be given pursuant to the provisions of the Louisiana Limited Liability Company Law, the Articles of Organization of the Company or this Operating Agreement, a waiver thereof, in writing, signed by the persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

8.3 Indemnification By Company. The Company may indemnify any person who was or is a party defendant or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Member of the Company, or an officer, employee or agent of the Company, or is or was serving at the request of the Company, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the Members determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best Interest of the Company, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption that the person did or did not act in good faith and in a manner which he reasonably believed to be in the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

* 4 *

8.4 Indemnification Funding. The Company shall fund the indemnification obligations provided by Section 8.3 in such manner and to such extent as the Members may from time to time deem proper.

8.5 Gender and Number. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neutor, and the number of all words shall include the singular and plural thereof.

8.6 Articles and other Headings. The Articles and other headings contained in this Operating Agreement are for reference purposes only and shall not affect the meaning or interpretation.

ARTICLE IX.

AMENDMENTS

9.1 Amendments. This Operating Agreement may be altered, amended, restated, or repealed and a new Operating Agreement may be adopted only by the manimous vote of all of the Members, after notice and opportunity for discussion of the proposed alteration, amendment, resistement, or repeal.

THE UNDERSIGNED, being all of the Members of RCSH Operations, LLC, a Louisiana limited liability company, hereby avidence their adoption and retification of the foregoing Operating Agreement of the Company.

EXECUTED by each Member on the date indicated.

Date:	4/4/02	RCSH OPERATIONS, LLC

BY: Ruth’s Chris Steak House, Inc, Sole Member

/S/ WILLIAMS L. HYDE
Williams L. Hyde, Jr., President

* 5 *